Exhibit 99.1

Inrad Optics Announces Appointment of new Chief Financial Officer

Northvale, NJ, May 16, 2019 – The Inrad Optics (OTC: INRD) Board of Directors is pleased to announce the appointment of Theresa Balog as Chief Financial Officer.

Ms. Balog’s experience includes serving as Chief Financial Officer at MakerBot Industries, a subsidiary of Stratasys Inc. (NASDAQ: SSYS), Director of Finance at IKO Industries, and most recently as Chief Financial Officer at Clear Align, LLC.

Ms. Balog holds a BBA in Accounting from St. Mary’s College, Notre Dame IN, and a Master’s Degree in Accounting from the University of Delaware.

Inrad Optics President and CEO Amy Eskilson stated “Theresa’s broad financial expertise with both public companies and manufacturing businesses will be an excellent addition to our organization. The leadership team welcomes her contribution as we collectively move the company forward.”

About Inrad Optics

Inrad Optics is a manufacturer of exceptional quality crystalline materials and devices, fabricated high precision glass optics and sub-assemblies, and metal optical components. Founded in 1973, Inrad Optics is a globally recognized brand of optical solutions. Vertically integrated, manufacturing expertise includes solution and high temperature crystal growth, extensive optical fabrication capabilities, including precision diamond turning and the handling of large substrates, optical coatings, and extensive in-process metrology.